SUBJECT TO REVISION
COMPUTATIONAL MATERIALS

Gross WAC Collateral Summary

February [ ], 2004

[$877,500,000] (+/- 10%)

(Approximate)

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES 2004-HE2

CLASSES A1, A2, A2A, A3, M1, M2, M3, M4, M5 & M6

ASSET BACKED SECURITIES CORPORATION

HOME EQUITY LOAN TRUST, SERIES 2004-HE2

Issuer

ASSET BACKED SECURITIES CORPORATION

Depositor

DLJ MORTGAGE CAPITAL, INC.

Seller

Originator

HomEq Servicing Corporation

Servicer

**Subject to Revision**

DISCLAIMER

This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise).

This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith.  It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above.  A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance.  Opinions and estimates may be changed without notice.  The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness.  This material does not purport to contain all of the information that an interested party may desire.  In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them.  Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors.

CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof.  Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved.  The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer.  Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.

Statistical Collateral Summary

TOTAL FIXED RATE COLLATERAL

Current Rate	No of Loans	Total Balance	%	WAC	LTV	Fico
5.01 - 5.50	22	$6,576,875.00	2.82%	5.50%	69.00%	671
5.51 - 6.00	102	24,699,547.00	10.59	5.84	80.40	672
6.01 - 6.50	157	34,211,158.00	14.67	6.32	80.20	651
6.51 - 7.00	361	61,713,510.00	26.47	6.79	80.90	636
7.01 - 7.50	284	39,425,152.00	16.91	7.29	82.80	624
7.51 - 8.00	231	25,516,069.00	10.95	7.80	81.30	608
8.01 - 8.50	143	13,758,664.00	5.90	8.28	81.40	592
8.51 - 9.00	116	9,930,131.00	4.26	8.77	77.20	581
9.01 - 9.50	91	5,628,959.00	2.41	9.30	60.70	592
9.51 - 10.00	121	6,965,394.00	2.99	9.82	38.40	605
10.01 - 10.50	46	2,259,123.00	0.97	10.24	31.90	595
10.51 - 11.00	34	1,870,274.00	0.80	10.63	28.50	651
11.01 - 11.50	5	272,650.00	0.12	11.24	46.60	565
11.51 - 12.00	5	301,739.00	0.13	11.85	41.50	598
Total:	1718	$233,129,244.00	100.00%	7.18%	77.90%	631

TOTAL ADJUSTABLE  RATE COLLATERAL

Current Rate	No of Loans	Total Balance	%	WAC	LTV	Fico
4.01 - 4.50	3	$994,000.00	0.14%	4.50%	69.20%	601
4.51 - 5.00	25	6,707,834.00	0.97	4.89	79.60	648
5.01 - 5.50	111	26,418,384.00	3.80	5.33	77.90	642
5.51 - 6.00	293	67,066,157.00	9.65	5.85	80.00	634
6.01 - 6.50	552	118,842,235.00	17.10	6.32	81.10	630
6.51 - 7.00	857	172,158,580.00	24.78	6.80	83.10	619
7.01 - 7.50	609	110,003,766.00	15.83	7.29	83.60	603
7.51 - 8.00	562	90,890,522.00	13.08	7.80	82.20	576
8.01 - 8.50	351	50,898,673.00	7.33	8.28	80.50	563
8.51 - 9.00	222	30,053,493.00	4.33	8.76	79.30	547
9.01 - 9.50	94	11,888,144.00	1.71	9.26	76.90	539
9.51 - 10.00	47	5,959,357.00	0.86	9.75	73.80	525
10.01 - 10.50	17	1,495,492.00	0.22	10.26	71.00	537
10.51 - 11.00	11	980,378.00	0.14	10.74	72.10	523
11.01 - 11.50	4	206,500.00	0.03	11.22	76.60	558
11.51 - 12.00	4	235,732.00	0.03	11.63	67.20	518
Total:	3762	$694,799,246.00	100.00%	7.03%	81.60%	606

GROUP I FIXED RATE COLLATERAL

Current Rate	No of Loans	Total Balance	%	WAC	LTV	Fico
5.01 - 5.50	7	$1,638,000.00	1.67%	5.50%	75.5%	659
5.51 - 6.00	34	7,752,685.00	7.90	5.85	82.2	659
6.01 - 6.50	59	11,044,837.00	11.25	6.34	78.9	642
6.51 - 7.00	182	28,748,365.00	29.29	6.80	80.9	634
7.01 - 7.50	149	20,263,620.00	20.65	7.28	80.8	626
7.51 - 8.00	120	13,136,175.00	13.38	7.80	80.4	611
8.01 - 8.50	69	6,521,706.00	6.65	8.27	83.3	600
8.51 - 9.00	50	4,772,593.00	4.86	8.77	82.8	579
9.01 - 9.50	34	2,627,573.00	2.68	9.28	80.9	565
9.51 - 10.00	16	1,159,268.00	1.18	9.74	74.0	536
10.01 - 10.50	7	318,067.00	0.32	10.25	68.8	518
10.51 - 11.00	1	46,400.00	0.05	10.70	80.0	507
11.01 - 11.50	2	70,250.00	0.07	11.05	72.5	540
11.51 - 12.00	1	45,000.00	0.05	11.68	75.0	523
Total:	731	$98,144,538.00	100.00%	7.20%	80.7%	624

GROUP I ADJUSTABLE  RATE COLLATERAL

Current Rate	No of Loans	Total Balance	%	WAC	LTV	Fico
4.01 - 4.50	2	$558,000.00	0.21%	4.50%	77.0	623
4.51 - 5.00	9	2,009,310.00	0.76	4.81	77.2	662
5.01 - 5.50	43	9,159,921.00	3.44	5.33	77.1	637
5.51 - 6.00	127	24,784,043.00	9.31	5.86	79.5	634
6.01 - 6.50	209	40,682,252.00	15.29	6.31	81.1	628
6.51 - 7.00	356	62,886,271.00	23.63	6.80	82.3	611
7.01 - 7.50	281	47,535,517.00	17.87	7.28	84.5	606
7.51 - 8.00	245	36,196,169.00	13.60	7.80	82.5	575
8.01 - 8.50	144	19,020,365.00	7.15	8.27	80.5	558
8.51 - 9.00	105	13,906,065.00	5.23	8.73	80.4	552
9.01 - 9.50	43	5,511,550.00	2.07	9.26	76.5	535
9.51 - 10.00	20	2,358,832.00	0.89	9.71	74.4	531
10.01 - 10.50	6	424,000.00	0.16	10.27	60.7	521
10.51 - 11.00	7	797,699.00	0.30	10.72	71.0	516
11.01 - 11.50	1	60,880.00	0.02	11.30	70.0	554
11.51 - 12.00	3	186,982.00	0.07	11.65	67.8	520
Total:	1601	$266,077,855.00	100.00%	7.09%	81.6%	602